Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synovus Financial Corp.:

We consent to the incorporation by reference in the registration statements (No. 2-93472 and No. 33-60473) on Form S-8 of Synovus Financial Corp. of our report dated April 4, 2006, with respect to the statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2005 and 2004, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 annual report on Form 11-K of the Synovus Financial Corp. Employee Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2005 annual report on Form 10-K/A Amendment No. 1 of Synovus Financial Corp.

/s/ KPMG LLP

Atlanta, Georgia

April 26, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synovus Financial Corp.:

We consent to the incorporation by reference in the registration statements (No. 2-94639 and No. 33-60475) on Form S-8 of Synovus Financial Corp. of our report dated April 4, 2006, with respect to the statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2005 and 2004, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 annual report on Form 11-K of the Synovus Financial Corp. Director Stock Purchase Plan, included as Exhibit 99.3 to the December 31, 2005 annual report on Form 10-K/A Amendment No. 1 of Synovus Financial Corp.

/s/ KPMG LLP

Atlanta, Georgia

April 26, 2006